UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

November 28, 2014

Date of Report

(Date of Earliest Event Reported)

THAT MARKETING SOLUTION, INC.

 (Exact name of registrant as specified in its charter)

NEVADA	333-184795	99-0379615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4535 South 2300 East, Suite B

Salt Lake City, Utah  84117

 (Address of principal executive offices)

(866) 731-8882

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially, depending upon a variety of factors, many of which are not within our control.  These factors include, but are not limited to, economic conditions generally in the United States and internationally, and in the industry and markets in which we have and may participate in the future, competition within our chosen industry, our current and intended business, our assets and plans, the effect of applicable United States and foreign laws, rules and regulations and our failure to successfully develop, compete in and finance our current and intended business operations.

NAME REFERENCES

In this Current Report, references to “That Marketing Solution,” the “Company,” “we,” “our,” “us” and words of similar import refer to That Marketing Solution, Inc., the Registrant, which is a Nevada corporation.

Item 1.01   Entry into a Material Definitive Agreement.

On November 28, 2014, the Company executed a Sale/Purchase Agreement of AquaV Assets (the “Agreement”) with Matthew R. Smith of Draper, Utah (“Smith”), and Clint Sorensen of Washington, Utah (“Sorensen”) (collectively, Smith and Sorensen shall be referred to herein as the “Sellers”).  Under the terms of the Agreement, the Company purchased from the Sellers all right, title and interest in the “AquaV Assets,” which include:  (i) the Sellers’ methods for solubilizing, dispersing, flavoring, stabilizing and extending the release of various substances for use in nutritional, cosmetic and skin care, cosmeceutical, pharmaceutical and personal care; (ii) all unpatented scientific and technical information not known to the public that is necessary and/or reasonably useful for the research, development, manufacture or commercialization of the acquired solubilization technology; (iii) solubilization equipment; (iv) 3- 45 liter self-contained custom tanks with proprietary mixing systems; (v) bench-top solubilization equipment; (vi) miscellaneous lab equipment; and (vii) solubilization raw materials and ingredients.

The purchase price for the assets is:  (i) $100,000, of which $10,000 shall be payable on or before December 15, 2014, and $90,000 shall be payable by March 31, 2015; (ii) one million (1,000,000) “unregistered” and “restricted” shares of the Company’s common stock; and (iii) a royalty of $4,400 per month upon commencement of commercial operations.  In addition, the Company agreed to enter into separate employment agreements with Smith and Sorensen providing for salaries of $60,000 and $48,000, respectively, plus bonuses to be specified in such employment agreements.  The Agreement also contained usual and customary representations and warranties by both the Company and the Sellers.

The Company’s management has evaluated whether the AquaV Assets may constitute a “business” within the meaning of Rule 11-01(d) of Regulation S-X of the Securities and Exchange Commission and has determined that the AquaV Assets do not constitute a “business” within the meaning of that Rule.  The AquaV Assets were never held by a corporation or other non-individual entity.  They were developed by the Sellers using personal funds as time and funds permitted.  In addition, there have been no revenue producing activities in connection with the AquaV Assets and accordingly there have been no operations capable of being audited.  Therefore, management has determined that audited financial statements treating the AquaV Assets as a “business” are not required under applicable Securities and Exchange Commission rules.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.

Description of Exhibit

10

Sale/Purchase Agreement of AquaV Assets dated November 28,

2014

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

THAT MARKETING SOLUTION,

INC., a Nevada corporation

Date:  December 3, 2014

/s/ Louis J. Zant, III

                        Louis J. Zant, III

Chief Executive Officer